Exhibit 10.3

Execution Copy

COMPANY SECURITYHOLDER SUPPORT AGREEMENT

This Company Securityholder Support Agreement (this “Agreement”), dated as of October 24, 2021, is entered into by and among B. Riley Principal 150 Merger Corp., a Delaware corporation (“Acquiror”), BRPM Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Acquiror (“Merger Sub”), FaZe Clan Inc., a Delaware corporation (the “Company”) and the Company securityholder party hereto (the “Securityholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Acquiror, Merger Sub, and the Company entered into that certain Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things (and subject to the terms and conditions set forth therein), Merger Sub will merge with and into the Company (the “Merger”), whereupon the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger and will be a wholly owned subsidiary of Acquiror;

WHEREAS, as of the date hereof, the Securityholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the number of shares of Company Common Stock and/or Company Preferred Stock (collectively, “Company Stock”) as set forth opposite the Securityholder’s name on Schedule A hereto (the “Owned Securities” and, together with any additional shares of Company Stock in which the Securityholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, collectively, the “Covered Securities”); and

WHEREAS, as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into the Merger Agreement, the Securityholder is entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Acquiror, Merger Sub, the Company and the Securityholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3, the Securityholder, solely in his, her or its capacity as a Securityholder of the Company, irrevocably and unconditionally agrees, and agrees to cause any other holder of record of any of the Securityholder’s Covered Securities, to validly execute and deliver to the Company, on (or effective as of) the third (3rd) Business Day following the date that the Registration Statement is declared effective by the SEC, the written consent in substantially the form attached hereto as Exhibit A (with such modifications as may be mutually agreed by the Company and Acquiror and of which the Securityholder has been notified, provided such modifications are not materially adverse to the Securityholder) approving the Merger Agreement, the Merger, the Company Conversion and the other transactions contemplated by the Merger Agreement in respect of all of the Covered Securities. In addition, prior to the Termination Date (as defined below), the Securityholder, in his, her or its capacity as a Securityholder, irrevocably and unconditionally agrees that, at any other meeting of the securityholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) or in connection with any written consent of securityholders of the Company, the Securityholder shall, and shall cause any other holder of record of any of the Securityholder’s Covered Securities to:

(a) when such meeting is held, appear at such meeting or otherwise cause the Covered Securities to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Securities owned as of the record date for such meeting (or the date that any written consent is executed by the Securityholder) in favor of (i) the adoption of the Merger Agreement, the Merger, the Company Conversion and the other transactions contemplated by the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement and (ii) any proposal to adjourn such meeting at which there is a proposal for securityholders of the Company to adopt the Merger Agreement to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient Company Stock present in person or represented by proxy at such meeting to constitute a quorum; and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting , or validly execute and return and cause such consent to be granted with respect to, all of the Covered Securities against any Acquisition Proposal and any other action that would reasonably be expected to (i) impede, frustrate, prevent, interfere with, nullify, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement, (iii) result in any of the conditions set forth in Article X of the Merger Agreement not being fulfilled, (iv) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Securityholder contained in this Agreement, or (v) change in any manner the voting rights of any class of Company Stock (including by any amendment to the Company Governing Documents), the exercise provisions of the Company Warrants, or the conversion provisions of the Company Convertible Notes, except pursuant to any arrangements entered into on or prior to the date hereof that have been reviewed by Acquiror.

2. No Inconsistent Agreements. The Securityholder hereby covenants and agrees that the Securityholder shall not, at any time prior to the Termination Date: (a) enter into any voting agreement or voting trust with respect to any of the Covered Securities that is inconsistent with the Securityholder’s obligations pursuant to this Agreement; (b) grant a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with the Securityholder’s obligations pursuant to this Agreement; or (c) enter into any agreement or undertaking or take any action that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination.

(a) This Agreement shall terminate upon the earliest of: (i) the Merger Effective Time; (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the time this Agreement is terminated upon the mutual written agreement of Acquiror, Merger Sub, the Company and the Securityholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”).

(b) Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, that (i) in the case of any termination pursuant to Section 3(a)(i), the provisions set forth in this Section 3 and in Sections 9 through 24 shall survive the termination of this Agreement and (ii) in the case of any termination pursuant to Section 3(a)(ii), (iii) or (iv), the provisions set forth in this Section 3 and in Sections 14 to 24 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of this Agreement prior to such termination.

(c) The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

4. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to Acquiror as to itself as follows:

(a) The Securityholder is the only record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Securities, free and clear of Liens other than as created by (i) this Agreement; (ii) applicable securities Laws; (iii) the Company Governing Documents; and (iv) the Securityholder Agreements (as defined below). As of the date hereof, other than the Owned Securities, the Securityholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

(b) The Securityholder, except as provided in this Agreement or in the Securityholder Agreements, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Covered Securities; (ii) has not entered into any voting agreement or voting trust with respect to any of the Covered Securities that is inconsistent with the Securityholder’s obligations pursuant to this Agreement; (iii) has not granted a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with the Securityholder’s obligations pursuant to this Agreement; and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) The Securityholder affirms that (i) if the Securityholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if the Securityholder is not a natural person, (A) it is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Securityholder and, assuming due authorization and execution by each other party hereto, constitutes a valid and binding agreement of the Securityholder enforceable against the Securityholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Securityholder from, or to be given by the Securityholder to, or be made by the Securityholder with, any Governmental Authority in connection with the execution, delivery and performance by the Securityholder of this Agreement or the consummation of the transactions contemplated hereby, other than those set forth as conditions to closing in the Merger Agreement.

(e) The execution, delivery and performance of this Agreement by the Securityholder do not, and the consummation of the transactions contemplated hereby will not, constitute or result in: (i) a breach or violation of, or a default under, the governing documents of the Securityholder, to the extent applicable; (ii) with or without notice, lapse of time or both, a material breach or material violation of, a termination (or right of termination) of or a material default under, the loss of any material benefit under, the creation, modification or acceleration of any obligations under, or the creation of a Lien (other than under this Agreement, the Merger Agreement or any other Ancillary Agreement) on any of the Owned Securities, any Contract to which the Securityholder is a party or by which the Securityholder is bound or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Securityholder is subject; or (iii) any material change in the rights or obligations of any party under any Contract legally binding upon the Securityholder, except, in the case of clause (i), (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Securityholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(f) As of the date of this Agreement, (i) there is no Action pending against the Securityholder or, to the knowledge of the Securityholder, threatened against the Securityholder and (ii) the Securityholder is not a party to or subject to the provisions of any Governmental Order, in each case, that questions the beneficial or record ownership of the Securityholder’s Owned Securities or the validity of this Agreement or would reasonably be expected to prevent or materially delay, impair or adversely affect the performance by the Securityholder of its obligations under this Agreement.

(g) The Securityholder is a sophisticated investor and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon Acquiror, Merger Sub, or the Company and based on such information as such Securityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Securityholder acknowledges that Acquiror, Merger Sub, and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Securityholder acknowledges that the agreements contained herein with respect to the Covered Securities held by such Securityholder are irrevocable. The Securityholder has received and reviewed this Agreement and the Merger Agreement and has had the opportunity to seek independent legal advice prior to executing this Agreement.

(h) The Securityholder understands and acknowledges that Acquiror (i) entered into the Merger Agreement in reliance upon the Securityholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Securityholder contained herein and (ii) will continue to fulfill its obligations under the Merger Agreement, subject to the terms and conditions provided therein, in reliance upon the Securityholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Securityholder contained herein.

(i) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Securityholder, on behalf of the Securityholder.

5. Certain Covenants of the Securityholder. Except in accordance with the terms of this Agreement, the Securityholder hereby covenants and agrees as follows:

(a) Other than as contemplated by the Merger Agreement or the other Ancillary Agreements, the Securityholder hereby agrees not to, directly or indirectly, (x) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of, any of the Covered Securities, or (y) take any action that would have the effect of preventing the Securityholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer (i) to an Affiliate of the Securityholder or, if the Securityholder is an individual, by gift to any member of the Securityholder’s immediate family or to a trust, partnership, limited liability company, or other similar estate planning vehicle for the benefit of the Securityholder or any member of the Securityholder’s immediate family, (ii) if the Securityholder is an individual, by will, by the laws of intestacy or by other similar operation of law, (iii) to any other Company Securityholder and (iv) by gift to a charity or not-for-profit organization (a “Permitted Transfer”); provided, further, that any such Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of the Securityholder under, and be bound by all of the terms of, this Agreement and any Permitted Transfer shall not relieve the Securityholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(a) (with respect to the Covered Securities shall be null and void.

(b) The Securityholder will cause any director on the Company Board designated by such Securityholder pursuant to a Contract or otherwise, to resign, effective upon the Merger Effective Time.

(c) The Securityholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

6. Company Related Parties. Notwithstanding anything in this Agreement to the contrary: (i) the Securityholder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”); and (ii) the Securityholder makes no representations or warranties with respect to the actions of any of the Company Related Parties.

7. Termination of Certain Agreements. The Company and the Securityholder hereby acknowledge and agree that each of the agreements listed on Schedule B attached hereto (collectively, the “Securityholder Agreements”), shall, contingent upon the approval of the requisite securityholders of the Company and the occurrence of the Closing, terminate and be of no force and effect effective immediately prior to the Merger Effective Time, and each Securityholder hereby agrees to the waiver of any rights thereunder in connection with the transactions contemplated by the Merger Agreement.

8. Standstill. From the date of this Agreement until the Termination Date, the Securityholder shall not engage in any transaction involving the securities of Acquiror without Acquiror’s prior written consent (which consent shall not be unreasonably, withheld, conditioned, or delayed).

9. Waiver of Appraisal Rights. The Securityholder hereby agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including under Section 262 of the DGCL) with respect to the Merger and any rights to dissent with respect to the Merger (collectively, “Appraisal Rights”)

10. Further Assurances. From time to time, at Acquiror’s request and without further consideration, the Securityholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. The Securityholder further agrees not to commence or participate in, and shall cause its Affiliates not to and shall direct its representatives not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Sponsor, the Company or any of their respective successors and assigns (a) relating to the negotiation, execution, delivery, validity or enforceability of this Agreement, the Merger Agreement (including the Per Share Merger Consideration) or the consummation of the transactions contemplated hereby and thereby, (b) that alleges that the execution and delivery of this Agreement by a Securityholder breaches any duty that such Securityholder has (or may be alleged to have) to the Company or to the other holders of Covered Securities, or (c) that seeks Appraisal Rights in connection with the Merger.

11. Disclosure. Each Securityholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by applicable securities Laws or the SEC or any other securities authorities or any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror, the Securityholder’s identity and ownership of the Covered Securities, a copy of this Agreement, and the nature of the Securityholder’s obligations under this Agreement. The Securityholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

12. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Securities” and “Covered Securities” shall be deemed to refer to and include such shares as well as all the stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

13. Amendment and Modification. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by all parties to this Agreement in the same manner as this Agreement and which makes reference to this Agreement.

14. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

15. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given: (a) when delivered in person; (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid; (c) when delivered by FedEx or other nationally recognized overnight delivery service; or (d) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

if to a Securityholder, to the address or addresses listed on Schedule A hereto, with a copy (which shall not constitute notice) to:

[●]
[Address]
[Address]
Attention:	[●]
E-mail:	[●]

if to the Company:

FaZe Clan Inc.
1800 N Highland Avenue
Suite 600
Los Angeles, CA 90028
Attention:	Lee Trink
Tammy Brandt
Email:	lt@fazeclan.com
tb@fazeclan.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:	Allison R. Schneirov
Christopher M. Barlow
Email:	allison.schneirov@skadden.com
christopher.barlow@skadden.com

if to Acquiror or Merger Sub:

B. Riley Principal 150 Merger Corp.
299 Park Avenue
21st Floor
New York, NY 10171
Attention:	Daniel Shribman
Mandy Lindly
Email:	dshribman@brileyfin.com
mlindly@brileyfin.com

with a copy to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:	Elliott Smith
Gary R. Silverman
Morgan Hollins
Email:	elliott.smith@whitecase.com
gary.silverman@whitecase.com
morgan.hollins@whitecase.com

16. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror, Merger Sub or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities of the Securityholder. All rights, ownership and economic benefits of and relating to the Covered Securities of the Securityholder shall remain fully vested in and belong to the Securityholder, and none of Acquiror, Merger Sub or the Company shall have no authority to direct the Securityholder in the voting or disposition of any of the Securityholder’s Covered Securities, except as otherwise provided herein.

17. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between, or have been relied on by, the parties except as expressly set forth or referenced in this Agreement and the Merger Agreement.

18. No Third-Party Beneficiaries. Each Securityholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror and Merger Sub in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

19. Governing Law and Venue; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 19.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

21. Enforcement. The parties hereto agree that irreparable damage could occur in the event that the Securityholder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Acquiror shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which Acquiror is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, the Securityholder shall allege, and the Securityholder hereby waives the defense, that there is an adequate remedy at law, and the Securityholder agrees to waive any requirement for the securing or posting of any bond in connection therewith. Any and all remedies herein expressly conferred upon Acquiror will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon Acquiror, and the exercise by Acquiror of any one remedy will not preclude the exercise of any other remedy.

22. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

23. Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. Interpretation and Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

25. Capacity as a Securityholder. Notwithstanding anything herein to the contrary, the Securityholder signs this Agreement solely in the Securityholder’s capacity as a Securityholder of the Company, and not in any other capacity (including as an officer or director of the Company) and this Agreement shall not limit or otherwise affect the actions of the Securityholder (or any affiliate, employee or designee of the Securityholder) in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

B. RILEY PRINCIPAL 150 MERGER CORP.

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	Chief Executive Officer and Chief Financial Officer

BRPM MERGER SUB, INC.

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	President

FAZE CLAN, INC.

By:	/s/ Lee Trink
Name:	Lee Trink
Title:	President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

[SECURITYHOLDER]

[Signature Page to Voting and Support Agreement]

Schedule A

Securityholder Information

Securityholder Name	Physical Address for Notice	Email Address for Notice	Class/Series of Company Stock, Warrants, or Convertible Notes	Number of Shares

Schedule B

Securityholder Agreements

1. Voting Agreement, dated as of December 24, 2019, by and among the Company and other parties thereto.

2. Investors’ Rights Agreement, dated as of December 24, 2019, by and among the Company and the other parties thereto.

3. Right of First Refusal and Co-Sale Agreement, dated as of December 24, 2019, by and among the Company and other parties thereto.

4. Restated Shareholders Agreement, dated as of December 20, 2019, as amended, by and among the Company and other parties thereto.

Exhibit A

Form of Written Consent

[See attached.]